Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195591

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 19, 2014)

CLEARONE, INC.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

150,000 Shares of Common Stock

Offered by a Selling Shareholder

This prospectus supplement relates to the offering from time to time of 150,000 shares of our common stock, all of which are being offered by the shareholder listed under the heading “Selling Shareholder.” We will not receive any of the proceeds from the sales of common stock by the selling shareholder. The selling shareholder may sell its shares at prevailing market prices or privately negotiated prices.

Our common stock is quoted on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CLRO.” As of May 19, 2014, the closing sale price of our common stock as reported on NASDAQ was $9.61 per share.

Investing in our securities involves a high degree of risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and page 3 of this prospectus supplement for certain factors you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 21, 2014

PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus and any prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone else to provide you with different information. Neither we nor the selling security holders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus and prospectus supplement are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”. Under this registration statement, the selling shareholder may sell from time to time up to 150,000 shares of our common stock.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock by the selling shareholder. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of our common stock by the selling shareholder. Each time we or the selling shareholder sell securities under the registration statement, we will provide a supplement to the prospectus that will contain specific information about the terms of that offering. If the information about the common stock offering by the selling shareholder varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and in the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Information contained on or accessible through our website does not constitute part of this prospectus supplement or the prospectus.

When used in this prospectus or in any prospectus supplement, the terms “we,” “us,” “our,” “ClearOne” and “the Company” refer to ClearOne, Inc., a Utah corporation, and its subsidiaries (unless the context indicates another meaning). The phrase “this prospectus” refers to this prospectus supplement and the accompanying prospectus, and any further supplements thereto, unless the context otherwise requires.

THE COMPANY

This is only a summary and does not contain all the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

ClearOne, Inc.

ClearOne was formed as a Utah corporation in 1983 organized under the laws of the State of Utah. The company is headquartered in Salt Lake City, Utah, with offices in Austin, Texas, Corvallis, Oregon, Hong Kong, the United Kingdom and Israel.

We are a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio/voice and visual communications. The performance and simplicity of our advanced comprehensive solutions enhance the quality of life and offer unprecedented levels of functionality, reliability and scalability.

We design, develop, market, and service a comprehensive line of high-quality conferencing products for personal use, as well as traditional tabletop, mid-tier premium and higher-end professional products for large, medium and small businesses. We occupy the number one global market share position, with nearly 50% market share in the professional audio conferencing market for our products used by large businesses and organizations such as enterprise, healthcare, education and distance learning, government, legal and finance. Our solutions save organizations time and money by creating a natural environment for collaboration and communication.

                        We have an established history of product innovation and plan to continue to apply our expertise in audio, video and network engineering to develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users primarily through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers.

We currently participate in the following markets:

•	Professional audio visual, including audio conferencing and video conferencing and collaboration;

•	Professional microphones;

•	Unified communications, including telephony;

•	Multimedia streaming and control; and

•	Digital signage.

Our business goals are to:

•	Maintain our leading global market share in professional audio conferencing products for large businesses and organizations;

•	Leverage the video conferencing & collaboration, streaming and digital signage technologies we recently acquired to enter new growth markets;

•	Focus on the small and medium business (SMB) market with scaled, lower cost and less complex products and solutions;

•	Capitalize on the growing adoption of unified communications and introduce new products through emerging information technology channels;

•	Capitalize on emerging market opportunities as audio visual, information technology, unified communications and traditional digital signage converge to meet enterprise and commercial multimedia needs; and

•	Expand and strengthen our sales channels.

We will continue to focus on our core strengths, which include the following:

•	Providing a superior conferencing and collaboration experience;

•	Significantly impacting multimedia distribution and control;

•	Offering greater value to our customers and partners;

•	Leveraging and extending ClearOne technology, leadership and innovation;

•	Leveraging our strong domestic and international channels to distribute new products; and

•	Strengthening existing customer and partner relationships through dedicated support.

Company Offices

Our principle executive offices are located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116 and our telephone number is (801) 975-7200. Our website address is www.clearone.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including, without limitation, the risk factors included in Item 1A of our Form 10-K filed with the SEC on March 20, 2014 and other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable accompanying prospectus supplement before acquiring any such securities. The occurrence of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, which concern our business. Such statements are not guarantees of future performance, and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in “Risk Factors” in this prospectus and those discussed in the documents we have incorporated by reference, including, without limitation, the risk factors included in Item 1A of our Form 10-K filed on March 20, 2014. In some cases, you can identify forward looking statement by terms such as, “may,” “will,” “should,” “could,” would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments we expect, believe, intend or anticipate will or may occur in the future.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2013. We will also include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

USE OF PROCEEDS

The proceeds from the resale of the shares of common stock under this prospectus are solely for the account of the selling shareholder. Accordingly, we will receive no proceeds from the sale of the shares of common stock offered pursuant to this prospectus, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

The Selling Shareholder may offer from time to time up to 150,000 shares of our common stock, $0.001 par value per share, under this prospectus. Our authorized capital stock currently consists of 50,000,000 shares of common stock. At April 29, 2014, 9,309,529 shares of common stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Amended and Restated Articles of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Amended and Restated Articles of Incorporation. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO”.

Anti-Takeover Provisions

We are a Utah corporation are subject to the Utah Control Shares Acquisitions Act, Utah Code Ann. § 61-6-1 et seq., (the “Control Share Provisions”). Under the Control Share Provisions, an acquisition of the power to vote shares of an issuing public corporation which allows for the exercise of voting power within certain ranges causes those shares to lose their voting rights. Specifically, an acquiring person who engages in a control share acquisition of an issuing public corporation, such as the Company, may not exercise voting rights on any “control shares” unless such voting rights are restored by a majority of all votes entitled to be cast by the disinterested shareholders of the issuing public corporation. Under the Control Share Provisions, “control shares” mean shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise or direct the exercise of voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more. Any shares below the one-fifth threshold are expressly not “control shares” and may continue to be voted by the holder of such shares.

The acquiring person may require the corporation to hold a special shareholder’s meeting to consider whether voting rights should be granted to the control shares. To require a special meeting, the acquiring person must: (a) file an acquiring person statement with certain required information with the corporation, including that the acquiring person statement is given pursuant to the Control Share Provisions; and (b) agree to pay the special meeting expenses. After receiving such request, the Control Share Provisions state that the directors shall call a special meeting of shareholders within a certain time as set forth in the Control Share Provisions, for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The Control Share Provisions further provide that if no such request is made, the voting rights to be accorded the shares acquired in the control shares acquisition shall be presented to the next special or annual meeting of shareholders.

Under the Control Share Provisions, “interested shares” are not eligible to vote on a proposal to consider the restoration of such shares’ voting rights. “Interested shares” are defined in the Control Share Provisions as the shares as to which any of the following persons may exercise or direct the exercise of the voting power of the corporation, on or after the applicable record date, in the election of directors:

•	Any acquiring person or member of a group with respect to a control share acquisition;

•	Any officer of the issuing public corporation; or

•	Any employee of the issuing public corporation who is also a director of the corporation.

Written Consent of Shareholders

Our bylaws provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Special meetings of the shareholders may be called by holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting or by the Chairman of the Board, the President or the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge.

SELLING SHAREHOLDER

This prospectus covers the sale by the selling shareholder from time to time of up to 150,000 shares of common stock.

The following table shows for the selling shareholder:

•	the number of shares of common stock beneficially owned by him or her,

•	the number of shares of common stock covered by this prospectus, and

•	the number of shares of common stock to be retained after this offering, if any, assuming the selling shareholder sell the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

The selling shareholder is not required, and may choose not, to sell any of its shares of common stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold in Offering	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering

Doran M. Oster (1)	150,000	150,000	0	0%

(1)	Doran M. Oster owns approximately owns approximately 1.6% of the Company prior to the Offering. Mr. Oster is not a registered broker dealer or the affiliate of a registered broker dealer.
(2)	Assumes all shares of common stock offered hereby are sold.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling shareholder” includes any donees, pledgees, transferees or other successors in interest who will hold the selling shareholder’s shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling shareholder will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

The selling shareholder may sell, from time to time, any or all of its shares of our common stock on the NASDAQ Capital Market or such other applicable stock exchange, market or trading facility on which our shares are then traded or in private transactions. A selling shareholder may sell his or her shares at prevailing market prices or privately negotiated prices.

The selling shareholder may sell some or all of its common stock through:

•	ordinary brokers’ transactions which may include long or short sales;

•	transactions involving cross or block trades or otherwise;

•	purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

•	market makers or into an existing market for our common stock;

•	other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	transactions in options, swaps or other derivatives; or

•	any combination of the selling options described in this prospectus, or by any other legally available means.

The selling shareholder may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling shareholder also may enter into option or other transactions with broker-dealers that require the delivery of the common stock by those broker-dealers. Thereafter, the shares may be resold under this prospectus.

We will pay the costs and expenses of the registration and offering of the common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions with respect to a selling shareholder’s sale of its common stock, which will be paid by such selling shareholder. Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

The selling shareholder and any broker-dealers involved in the sale or resale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling shareholder or any broker-dealer qualifies as an “underwriter,” they will be subject to the prospectus delivery requirements of Rule 153 of the Securities Act, which may include delivery through the facilities of the NASD.

In conjunction with sales to or through brokers, dealers or agents, the selling shareholder may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

In addition to selling its shares of common stock under this prospectus, the selling shareholder may:

•	transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

•	in some cases, sell its common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

We have advised the selling shareholder that during the time each is engaged in a distribution of the shares covered by this prospectus, it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling shareholder who may be “affiliated purchasers” of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We will amend or supplement this prospectus as required by the Securities Act.

LEGAL MATTERS

The validity of the equity and debt securities registered in this offering will be passed upon by the law firm of Seyfarth Shaw LLP, Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2013 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the Commission.

The Company files annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Act of 1934. Our file number is 001-33660. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at Headquarters Office, 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov. In addition, the Company maintains a website (www.clearone.com) on which we also make available, free of charge, all of the Company’s above mentioned filings with the Commission, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. However, the information on the Company’s website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the Commission. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the Commission, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the Commission (except for those items furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K unless otherwise stated therein):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 20, 2014.

•	Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed on May 14, 2014.

•	The following Current Reports on Form 8-K filed by us with the SEC since December 31, 2013:

(1)	Current Report on Form 8-K filed on January 13, 2014;

(2)	Current Report on Form 8-K filed on March 3, 2014;

(3)	Current Report on Form 8-K filed on March 10, 2014;

(4)	Current Report on Form 8-K filed on April 7, 2014; and

(5)	Current Report on Form 8-K/A filed on May 2, 2014.

•	The description of our common stock contained in our Registration Statement on Form 8-A as originally filed with the Commission on August 10, 2007, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of our common stock.

In addition, all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under

Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

You may obtain copies of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing Corporate Secretary, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, or calling (801) 975-7200.

PROSPECTUS

CLEARONE, INC.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

$75,000,000

Debt Securities

Common Stock

Securities Warrants

Subscription Rights

Units

150,000 Shares of Common Stock

Offered by a Selling Shareholder

We may offer and sell, from time to time in one or more offerings, shares of our debt securities, common stock, securities warrants or subscription rights, or any combination thereof up to an aggregate amount of $75,000,000. We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell shares of our securities, we will provide a supplement to this prospectus that contains specific information about the offering, including initial offering price to the public. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We are also registering 150,000 shares of our common stock, all of which are being offered by the shareholder listed under the heading “Selling Shareholder.” We will not receive any of the proceeds from the sales of common stock by the selling shareholder. The selling shareholder may sell its shares at prevailing market prices or privately negotiated prices.

Our common stock is quoted on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CLRO.” As of April 28, 2014, the closing sale price of our common stock as reported on NASDAQ was $10.15 per share.

Investing in our securities involves a high degree of risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement for certain factors you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 19, 2014

You should rely only on information contained in this prospectus and any prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone else to provide you with different information. Neither we nor the selling security holders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $75,000,000, and the selling shareholder may sell from time to time up to 150,000 shares of our common stock. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any prospectus supplement, the terms “we,” “us,” “our,” “ClearOne” and “the Company” refer to ClearOne, Inc., a Utah corporation, and its subsidiaries (unless the context indicates another meaning).

THE COMPANY

This is only a summary and does not contain all the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

ClearOne, Inc.

ClearOne was formed as a Utah corporation in 1983 organized under the laws of the State of Utah. The company is headquartered in Salt Lake City, Utah, with offices in Austin, Texas, Corvallis, Oregon, Hong Kong, the United Kingdom and Israel.

We are a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio/voice and visual communications. The performance and simplicity of our advanced comprehensive solutions enhance the quality of life and offer unprecedented levels of functionality, reliability and scalability.

We design, develop, market, and service a comprehensive line of high-quality conferencing products for personal use, as well as traditional tabletop, mid-tier premium and higher-end professional products for large, medium and small businesses. We occupy the number one global market share position, with nearly 50% market share in the professional audio conferencing market for our products used by large businesses and organizations such as enterprise, healthcare, education and distance learning, government, legal and finance. Our solutions save organizations time and money by creating a natural environment for collaboration and communication.

We have an established history of product innovation and plan to continue to apply our expertise in audio, video and network engineering to develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users primarily through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers.

We currently participate in the following markets:

•	Professional audio visual, including audio conferencing and video conferencing and collaboration;

•	Professional microphones;

•	Unified communications, including telephony;

•	Multimedia streaming and control; and

•	Digital signage.

Our business goals are to:

•	Maintain our leading global market share in professional audio conferencing products for large businesses and organizations;

•	Leverage the video conferencing & collaboration, streaming and digital signage technologies we recently acquired to enter new growth markets;

•	Focus on the small and medium business (SMB) market with scaled, lower cost and less complex products and solutions;

•	Capitalize on the growing adoption of unified communications and introduce new products through emerging information technology channels;

•	Capitalize on emerging market opportunities as audio visual, information technology, unified communications and traditional digital signage converge to meet enterprise and commercial multimedia needs; and

•	Expand and strengthen our sales channels.

We will continue to focus on our core strengths, which include the following:

•	Providing a superior conferencing and collaboration experience;

•	Significantly impacting multimedia distribution and control;

•	Offering greater value to our customers and partners;

•	Leveraging and extending ClearOne technology, leadership and innovation;

•	Leveraging our strong domestic and international channels to distribute new products; and

•	Strengthening existing customer and partner relationships through dedicated support.

Company Offices

Our principle executive offices are located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116 and our telephone number is (801) 975-7200. Our website address is www.clearone.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including, without limitation, the risk factors included in Item 1A of our Form 10-K filed with the SEC on March 20, 2014 and other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable accompanying prospectus supplement before acquiring any such securities. The occurrence of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, which concern our business. Such statements are not guarantees of future performance, and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in “Risk Factors” in this prospectus and those discussed in the documents we have incorporated by reference, including, without limitation, the risk factors included in Item 1A of our Form 10-K filed on March 20, 2014. In some cases, you can identify forward looking statement by terms such as, “may,” “will,” “should,” “could,” would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments we expect, believe, intend or anticipate will or may occur in the future.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2013. We will also include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

USE OF PROCEEDS

Except as may be described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation, reduction or refinancing of debt or other corporate obligations, exploration and production efforts and for working capital. Pending the application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms of debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement differs with respect to the particular debt securities being offered from this prospectus, you should rely on the information in the prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

We may conduct a portion of our operations through subsidiaries. The rights of our company and our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may our self be a creditor with recognized claims against such subsidiary.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, and any domestic subsidiaries that become guarantors of the debt securities (and are added as co-registrants to the registration statement of which this prospectus supplement forms a part), and a trustee that meets certain requirements and is selected by us (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

We have summarized selected provisions of the Indentures below. The summary is not complete and is qualified in its entirety by express reference to the provisions of the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. The Indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, and we refer you to the Indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

We may offer debt securities under this prospectus. The Indentures do not limit the aggregate amount of debt securities, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities.

If the prospectus supplement so indicates, the debt securities will be convertible into our common stock.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

(1) the designation, aggregate principal amount and authorized denominations of the debt securities;

(2) whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

(3) any limit on the aggregate principal amount of the debt securities;

(4) the dates on which the principal of the debt securities will be payable;

(5) the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

(6) the places where payments on the debt securities will be payable;

(7) any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

(8) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

(9) the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

(10) whether the debt securities are defeasible;

(11) any addition to or change in the Events of Default;

(12) whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13) any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(14) any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct-unsecured obligations and will constitute senior indebtedness (in each case as defined in the applicable Supplemental Indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the Subordinated Indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of Senior Debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the subordinated debt securities of that series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “—Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any debt security described in this prospectus, no Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the debt securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated debt securities;

(3) subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the debt securities that it represents for all purposes under the debt securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any debt securities that is represents for any purpose under the debt securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of ourself or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the Person in whose name such debt security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the debt securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such debt security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indentures, including the due and punctual payment of the principal of, any premium on, and any interest on, all of the outstanding debt securities and the performance of every covenant applicable to be performed or observed by us;

(2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the debt securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to debt securities of any series:

(1) failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series, as provided in such Indenture; and

(6) certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

If an Event of Default (other than an Event of Default with respect to ClearOne, Inc. described in clause (6) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default with respect to ClearOne, Inc. described in clause (6) above with respect to the debt securities of any series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Unless otherwise specified in the prospectus supplement, a default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Under the Indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No Holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1) to evidence the succession under the Indenture of another Person to us and to provide for its assumption of our obligations to holders of debt securities;

(2) to make any changes that would add any additional covenants of us for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3) to add any additional Events of Default;

(4) to provide for uncertificated notes in addition to or in place of certificated notes;

(5) to secure the Debt Securities;

(6) to establish the form or terms of any series of Debt Securities;

(7) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8) to cure any ambiguity, defect or inconsistency; or

(9) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or any premium or interest on, any debt security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

(4) change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

(6) modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the subordinated debt securities;

(7) reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8) reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(9) modify such provisions with respect to modification, amendment or waiver; or

(10) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding debt security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security;

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause); and

(4) Certain debt securities, including those owned by us or any of our other Affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series issued thereunder, when:

(1) either:

(a) all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the debt securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under “—Events of Default,” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) (with respect only to Significant Subsidiaries) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such debt securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any agent of us, or a Trustee, may treat the Person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture contains certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

In addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

We may offer common stock, $0.001 par value per share, under this prospectus. Our authorized capital stock currently consists of 50,000,000 shares of common stock. At April 29, 2014, 9,309,529 shares of common stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Amended and Restated Articles of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Amended and Restated Articles of Incorporation. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO”.

Anti-Takeover Provisions

We are a Utah corporation are subject to the Utah Control Shares Acquisitions Act, Utah Code Ann. § 61-6-1 et seq., (the “Control Share Provisions”). Under the Control Share Provisions, an acquisition of the power to vote shares of an issuing public corporation which allows for the exercise of voting power within certain ranges causes those shares to lose their voting rights. Specifically, an acquiring person who engages in a control share acquisition of an issuing public corporation, such as the Company, may not exercise voting rights on any “control shares” unless such voting rights are restored by a majority of all votes entitled to be cast by the disinterested shareholders of the issuing public corporation. Under the Control Share Provisions, “control shares” mean shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise or direct the exercise of voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more. Any shares below the one-fifth threshold are expressly not “control shares” and may continue to be voted by the holder of such shares.

The acquiring person may require the corporation to hold a special shareholder’s meeting to consider whether voting rights should be granted to the control shares. To require a special meeting, the acquiring person must: (a) file an acquiring person statement with certain required information with the corporation, including that the acquiring person statement is given pursuant to the Control Share Provisions; and (b) agree to pay the special meeting expenses. After receiving such request, the Control Share Provisions state that the directors shall call a special meeting of shareholders within a certain time as set forth in the Control Share Provisions, for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The Control Share Provisions further provide that if no such request is made, the voting rights to be accorded the shares acquired in the control shares acquisition shall be presented to the next special or annual meeting of shareholders.

Under the Control Share Provisions, “interested shares” are not eligible to vote on a proposal to consider the restoration of such shares’ voting rights. “Interested shares” are defined in the Control Share Provisions as the shares as to which any of the following persons may exercise or direct the exercise of the voting power of the corporation, on or after the applicable record date, in the election of directors:

•	Any acquiring person or member of a group with respect to a control share acquisition;

•	Any officer of the issuing public corporation; or

•	Any employee of the issuing public corporation who is also a director of the corporation.

Written Consent of Shareholders

Our bylaws provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Special meetings of the shareholders may be called by holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting or by the Chairman of the Board, the President or the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of our common stock and. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, debt securities, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, debt securities, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Securities Warrants,” and “Description of Subscription Rights” will apply to each unit and to any common stock, debt securities, warrants and subscription rights in each unit, respectively.

SELLING SHAREHOLDER

This prospectus covers the sale by the selling shareholder from time to time of up to 150,000 shares of common stock.

The following table shows for the selling shareholder:

•	the number of shares of common stock beneficially owned by him or her,

•	the number of shares of common stock covered by this prospectus, and

•	the number of shares of common stock to be retained after this offering, if any, assuming the selling shareholder sell the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

The selling shareholder is not required, and may choose not, to sell any of its shares of common stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold in Offering	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering

Doran M. Oster (1)	150,000	150,000	0	0%

(1)	Doran M. Oster owns approximately owns approximately 1.6% of the Company prior to the Offering. Mr. Oster is not a registered broker dealer or the affiliate of a registered broker dealer.
(2)	Assumes all shares of common stock offered hereby are sold.

PLAN OF DISTRIBUTION

Primary Offering

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, or through any other method permitted by applicable law. We may sell the securities in and outside the United States through underwriters, brokers or dealers, agents or directly to one or more purchasers, including our affiliates and shareholders. We may sell securities through a rights offering, forward contracts or similar arrangements. We may distribute the securities from time to time in one or more transactions:

•	at fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering, including the following information:

•	the terms of the offering

•	the names of any underwriters, brokers, dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Underwriters, brokers, dealers or agents, could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may sell the securities directly. In that event, no underwriters, brokers, dealers or agents would be involved.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Secondary Offering

As used in this prospectus, “selling shareholder” includes any donees, pledgees, transferees or other successors in interest who will hold the selling shareholder’s shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling shareholder will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

The selling shareholder may sell, from time to time, any or all of its shares of our common stock on the NASDAQ Capital Market or such other applicable stock exchange, market or trading facility on which our shares are then traded or in private transactions. A selling shareholder may sell his or her shares at prevailing market prices or privately negotiated prices.

The selling shareholder may sell some or all of its common stock through:

•	ordinary brokers’ transactions which may include long or short sales;

•	transactions involving cross or block trades or otherwise;

•	purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

•	market makers or into an existing market for our common stock;

•	other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	transactions in options, swaps or other derivatives; or

•	any combination of the selling options described in this prospectus, or by any other legally available means.

The selling shareholder may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling shareholder also may enter into option or other transactions with broker-dealers that require the delivery of the common stock by those broker-dealers. Thereafter, the shares may be resold under this prospectus.

We will pay the costs and expenses of the registration and offering of the common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions with respect to a selling shareholder’s sale of its common stock, which will be paid by such selling shareholder. Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

The selling shareholder and any broker-dealers involved in the sale or resale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling shareholder or any broker-dealer qualifies as an “underwriter,” they will be subject to the prospectus delivery requirements of Rule 153 of the Securities Act, which may include delivery through the facilities of the NASD.

In conjunction with sales to or through brokers, dealers or agents, the selling shareholder may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

In addition to selling its shares of common stock under this prospectus, the selling shareholder may:

•	transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

•	in some cases, sell its common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

We have advised the selling shareholder that during the time each is engaged in a distribution of the shares covered by this prospectus, it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling shareholder who may be “affiliated purchasers” of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We will amend or supplement this prospectus as required by the Securities Act.

LEGAL MATTERS

The validity of the equity and debt securities registered in this offering will be passed upon by the law firm of Seyfarth Shaw LLP, Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2013 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the Commission.

The Company files annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Act of 1934. Our file number is 001-33660. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at Headquarters Office, 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov. In addition, the Company maintains a website (www.clearone.com) on which we also make available, free of charge, all of the Company’s above mentioned filings with the Commission, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. However, the information on the Company’s website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the Commission. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the Commission, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the Commission (except for those items furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K unless otherwise stated therein):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 20, 2014.

•	The following Current Reports on Form 8-K filed by us with the SEC since December 31, 2013:

(1)	Current Report on Form 8-K filed on January 13, 2014;

(2)	Current Report on Form 8-K filed on March 3, 2014;

(3)	Current Report on Form 8-K filed on March 10, 2014; and

(4)	Current Report on Form 8-K filed on April 7, 2014.

•	The description of our common stock contained in our Registration Statement on Form 8-A as originally filed with the Commission on August 10, 2007, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of our common stock.

In addition, all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under

Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

You may obtain copies of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing Corporate Secretary, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, or calling (801) 975-7200.

CLEARONE, INC.

150,000 Shares of Common Stock

Offered by Selling Shareholder

PROSPECTUS SUPPLEMENT

May 21, 2014

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.